As filed with the Securities and Exchange Commission on March 16, 2022

Registration No. 333-261987

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT No. 333-261987

UNDER

THE SECURITIES ACT OF 1933

APOLLO GLOBAL MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-3155788
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Address of principal executive offices, including Zip Code)

Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan

Athene Holding Ltd. 2014 Share Incentive Plan

Athene Holding Ltd. 2016 Share Incentive Plan

Athene Holding Ltd. 2019 Share Incentive Plan

(Full title of the plans)

John J. Suydam, Esq.

Chief Legal Officer

Apollo Global Management, Inc.

9 West 57th Street, 43rd Floor

New York, New York 10019

(Name and address of agent for service)

(212) 515-3200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to that certain Registration Statement on Form S-8 (File No. 333-261987), filed with the Securities and Exchange Commission (the “Commission”) on January 3, 2022 (the “Original Registration Statement”), is being filed by Apollo Global Management, Inc., a Delaware corporation (the “Registrant”), under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the filing of (i) Apollo Asset Management, Inc.’s (“AAM”) Annual Report on Form 10-K for the fiscal year ended December 31, 2021 on February 25, 2022 (the “AAM 10-K”) and (ii) Athene Holding Ltd.’s (“AHL”) Annual Report on Form 10-K for the fiscal year ended December 31, 2021 on February 25, 2022 (the “AHL 10-K”).

This Amendment solely updates (a) Item 3 of the Original Registration Statement to include the AAM 10-K and the AHL 10-K, and remove certain documents that are no longer relevant, and (b) Item 8 of the Original Registration Statement to file an updated consent of each of Deloitte & Touche LLP, AAM’s Independent Registered Public Accounting Firm, as Exhibit 23.2, and PricewaterhouseCoopers LLP, AHL’s Independent Registered Public Accounting Firm, as Exhibit 23.3.

Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Registration Statement. No additional securities are to be registered, and all required registration fees were paid upon filing of the Original Registration Statement.

PART II – INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant, AAM and AHL with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items):

•	The Registrant’s Current Report on Form 8-K12B filed with the SEC on January 3, 2022;

•	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 7, 2022, and February 22, 2022;

•	The description of the Registrant’s Common Stock, par value $0.00001 per share, contained in the Registrant’s Registration Statement on Form S-4 filed with the SEC on May 7, 2021, as amended on July 8, 2021, September 29, 2021 and November 2, 2021;

•	AAM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022; and

•	AHL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 25, 2022.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description

3.1+	Amended and Restated Certificate of Incorporation of Apollo Global Management, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K12B as filed on January 3, 2022).

3.2+	Amended and Restated Bylaws of Apollo Global Management, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K12B as filed on January 3, 2022).

4.1+	Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan, as amended and restated as of January 1, 2022 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on January 3, 2022 (File No. 333- 261987)).

4.2+	Athene Holding Ltd. 2014 Share Incentive Plan (incorporated by reference to Exhibit 10.16.3 to the Registration Statement on Form S-1 filed by AHL on October 25, 2016 (File No. 333-211243)).

4.3+	Amendment No. 1 to 2014 Share Incentive Plan (incorporated by reference to Exhibit 10.16.4 to the Registration Statement on Form S-1 filed by AHL on October 25, 2016 (File No. 333-211243)).

4.4+	Athene Holding Ltd. 2016 Share Incentive Plan (incorporated by reference to Exhibit 10.16.5 to the Registration Statement on Form S-1 filed by AHL on October 25, 2016 (File No. 333-211243)).

4.5+	Athene Holding Ltd. 2019 Share Incentive Plan (incorporated by reference to Exhibit 10.2 to the Current Report Form 8-K filed by AHL on June 10, 2019 dated June 4, 2019).

5.1+	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 filed on January 3, 2022 (File No. 333- 261987)).

23.1+	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (filed as part of Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP relating to Apollo Asset Management, Inc.’s financial statements

23.3*	Consent of PricewaterhouseCoopers LLP relating to Athene Holding Ltd.’s financial statements

24.1+	Power of Attorney

*	Filed herewith.
+	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 16, 2022.

APOLLO GLOBAL MANAGEMENT, INC.

By	/s/ MARC ROWAN
Marc Rowan
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 16, 2022.

Name and Signature	Title

/s/ MARC ROWAN	Chief Executive Officer (Principal Executive Officer), Director
Marc Rowan

/s/ MARTIN KELLY	Chief Financial Officer (Principal Financial Officer)
Martin Kelly

/s/ LOUIS-JACQUES TANGUY	Chief Accounting Officer (Principal Accounting Officer)
Louis-Jacques Tanguy

*	Chair of the Board
Walter Joseph (Jay) Clayton III

*	Director
Scott Kleinman

*	Director
James C. Zelter

*	Director
James Belardi

*	Director
Marc A. Beilinson

*	Director
Michael E. Ducey

*	Director
Richard Emerson

*	Director
Joshua J. Harris

*	Director
Kerry Murphy Healey

*	Director
Mitra Hormozi

*	Director
Pamela Joyner

*	Director
A.B. Krongard

*	Director
Pauline Richards

*	Director
David Simon

*	Director
Lynn Swann

*By	/s/ MARTIN KELLY
Name:	Martin Kelly
Title	Attorney-in Fact